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                                                                Exhibit 99.4


                             OBERON SOFTWARE, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of OBERON SOFTWARE, INC., a Massachusetts corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated as of ___________, _____, the Special Meeting of Stockholders to be held on ___________,
___________ ___, 2000, at ______ a.m., local time, at the headquarters of Oberon Software, Inc. at 215 First Street, Cambridge, Massachusetts 02142, and at any and all adjournment(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

        The attorney-in-fact shall be present and shall act at said meeting or any and all adjournment(s) thereof.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 17, 2000, BY AND AMONG ONDISPLAY, INC., OBIONE ACQUISITION CORPORATION, A WHOLLY OWNED SUBSIDIARY OF ONDISPLAY, INC., AND OBERON SOFTWARE, INC., THE RELATED MERGER AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.


SEE REVERSE (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)   SEE REVERSE
   SIDE                                                                 SIDE



    [X]     Please mark your votes as in this example.


A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS, AS WELL AS THE FULL BOARD OF DIRECTORS, UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR THE PROPOSAL.

                                                  FOR      AGAINST   ABSTAIN
                                                 ------    -------   -------

1.       Proposal to approve and adopt the
         Agreement and Plan of Merger, dated
         as of January 17, 2000, by and
         among OnDisplay, Inc., ObiOne
         Acquisition Corporation, a wholly
         owned subsidiary of OnDisplay, Inc.
         Oberon Software Incorporated and
         and the related Merger.
                                                   [ ]        [ ]       [ ]




2.       To approve and adopt, in their
         discretion, such other matter or
         matters which may properly come
         before the Special Meeting or any
         and all or adjournment(s) thereof.        [ ]        [ ]       [ ]


                    Mark here for address
                    change and note at left                             [ ]



                    Mark here if you plan to
                    attend the meeting                                  [ ]



                                    This Proxy should be marked, dated and
                                    signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.

_________________________ DATE:________  ________________________DATE:__________
         Signature                                Signature